UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

Multi-Color Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4053 Clough Woods Dr., Batavia, Ohio 45103

(Address of Principal Executive Offices, and Zip Code)

(513) 381-1480

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LABL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2019, Multi-Color Corporation (the “Company” or “Multi-Color”) held a Special Meeting of Shareholders (the “Special Meeting”) in Cincinnati, Ohio. Of the 20,543,253 shares of common stock, no par value per share, of the Company (the “Company common stock”) issued and outstanding at the close of business as of April 3, 2019, the record date for the Special Meeting, shareholders holding a majority of the total number of outstanding shares of Company common stock entitled to vote were present or represented by proxy at the Special Meeting, constituting a quorum for all matters to be presented at the Special Meeting.

The final results of the shareholder votes at the Special Meeting are set forth below.

Proposal 1: Merger Agreement Proposal. The proposal was to adopt the Agreement and Plan of Merger, dated as of February 24, 2019 (the “Agreement and Plan of Merger”), by and among the Company, W/S Packaging Holdings, Inc. and Monarch Merger Corporation (the “merger agreement proposal”). The merger agreement proposal was adopted.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,089,373	36,712	18,455	N/A

Proposal 2: Non-Binding Advisory Proposal. The proposal was to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger contemplated by the Agreement and Plan of Merger. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,782,730	3,327,917	33,893	N/A

Proposal 3: Adjournment Proposal. In connection with the Special Meeting, the Board of Directors of the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger agreement proposal if there were insufficient votes at the time of the Special Meeting. The adjournment proposal was not submitted to the Company shareholders for approval at the Special Meeting because Company shareholders approved the merger agreement proposal, as noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MULTI-COLOR CORPORATION

BY:	/s/ Sharon E. Birkett
Sharon E. Birkett
Vice President, Chief Financial Officer, Secretary

May 17, 2019